Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ExOne Enters into Sale-Leaseback Transaction for German Facility

•	Sale expected to generate approximately $19 million in net cash benefit

•	Transaction provides low-cost liquidity to fuel long-term growth initiatives

•	ExOne maintains commitment to Munich-area operations

NORTH HUNTINGDON, PA, December 10, 2019 – The ExOne Company (Nasdaq: XONE), the global leader in industrial sand and metal 3D printers using binder jetting technology, today announced it has entered into a sale-leaseback arrangement expected to unleash approximately $19 million in cash to further propel its long-term growth initiatives. The transaction is expected to close in late 2019 or early 2020.

The sale-leaseback transaction involving the Company’s 178,300 square foot facility in Gersthofen, Germany, was entered into with a private, unaffiliated real estate investor, and is subject to regulatory approvals in the Federal Republic of Germany. The leaseback of the facility provides for a three-year lease commitment with two consecutive five-year extension option periods.

“As we continue on our path toward generating net operating cash flow, this sale-leaseback aligns with our continued objective to source non-dilutive financing vehicles with minimal restrictions to support our growth initiatives,” said Doug Zemba, ExOne CFO. “In the near-term, this additional capital provides us the flexibility to further advance the marketability of our recently launched X1 25PRO™ production metal 3D printer and S-Max Pro™ production sand 3D printer. Additionally, it provides liquidity to support the development of our X1 160PRO™ large capacity metal 3D printer, which is slated to be the largest metal 3D printer in the market. With the introduction of these industrial production machines, we believe we are providing the market with game-changing options to advance and differentiate their manufacturing processes.”

The Gersthofen facility serves as ExOne’s European headquarters as well as its center of excellence for the research, development and production of the Company’s sand 3D printing systems.

About ExOne

ExOne is a global provider of 3D printing machines, 3D printed products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (“EACs”). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers. Visit www.exone.com for more information.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “goal,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

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ExOne Enters into Sale-Leaseback Transaction for German Facility

December 10, 2019

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, with respect to the proposed sale-leaseback transaction, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; delays in closing the transaction; difficulties and unanticipated costs in selling and/or leasing back the German facility; fluctuations in foreign currency conversion rates; business disruptions as a result of the lease of the German facility, including possible loss of customers; and diversion of management time to address transaction-related issues.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K and other SEC filings that could cause actual results to differ from these forward-looking statements.

Contacts

Media Contact:	ExOne Investors:
Sarah Webster	Deborah K. Pawlowski / Karen L. Howard
Global Marketing Director	Kei Advisors LLC
+1 724 516-2336	+1 716 843-3908 / +1 716 843-3942
sarah.webster@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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